  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1995

                                                   REGISTRATION NO. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                            NO. 41-0747868
         (State of incorporation)                       (I.R.S. Employer Identification Number)

           ONE POST OAK CENTRAL                                    Z. S. KOBIASHVILI
    2000 POST OAK BOULEVARD, SUITE 100                              GENERAL COUNSEL
        HOUSTON, TEXAS  77056-4400                         2000 POST OAK BOULEVARD, SUITE 100
              (713) 296-6000                                   HOUSTON, TEXAS  77056-4400
    (Address, including zip code, and                                (713) 296-6000
telephone number, including area code, of          (Name, address, including zip code, and telephone
     registrant's executive offices)               number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

========================================================================================================================
   TITLE OF EACH CLASS                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
  OF SECURITIES TO BE             AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
       REGISTERED                REGISTERED (1)             SHARE (2)                PRICE (2)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR         2,868,318 SHARES (4)           $30.68                $88,000,000              $30,345
VALUE $1.25 PER SHARE (3)
========================================================================================================================

(1) Maximum number of shares issuable upon conversion of $88,000,000 principal amount of Registrant's 6% Convertible Subordinated Debentures due January 15, 2002.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(g), the offering price and registration fee are computed on the basis of the conversion price of the Registrant's 6% Convertible Subordinated Debentures due January 15, 2002.

(3)   Including associated stock purchase rights.

(4) Includes such additional shares of Common Stock and associated stock purchase rights as may be issuable as a result of adjustments to the conversion price of the Registrant's 6% Convertible Subordinated Debentures due January 15, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


               SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1995

PROSPECTUS                     2,868,318 SHARES

                              APACHE CORPORATION
                                 COMMON STOCK
                              ($1.25 PAR VALUE)

        This prospectus relates to the resale of 2,868,318 shares (the "Shares") of the common stock, par value $1.25 per share (the "Common Stock"), of Apache Corporation ("Apache" or the "Company") issuable upon conversion of $88 million principal amount of the Company's 6% Convertible Subordinated Debentures due January 15, 2002, (the "Debentures"), issued by the Company pursuant to a certain Fiscal Agency Agreement, dated as of January 4, 1995 (the "Fiscal Agency Agreement") between Apache and Chemical Bank, as fiscal agent (the "Fiscal Agent"). Any portion of the principal amount of the Debentures which is $1,000 or an integral multiple thereof is convertible into shares of Apache Common Stock, initially at the conversion price of $30.68 per share (equivalent to 32.595 shares of Common Stock for each $1,000 principal amount of Debentures), at any time after the effective date of the registration statement of which this prospectus is a part, and prior to redemption or maturity of the Debentures.

        The Shares offered hereby are issuable upon the conversion of the $88 million principal amount of Debentures which were sold by the Company to certain qualified institutional buyers and certain other accredited purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Shares will be registered under the Securities Act and may be offered for sale from time to time by any individual or entity that may be the holder thereof upon conversion of the Debentures (the "Selling Stockholder"). The Company will not receive any proceeds from the sale of the Shares.

        The sale and/or distribution of the Shares by the Selling Stockholder may be effected from time to time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and principal trades, including block transactions), in special offerings, on the New York Stock Exchange, Inc. ("NYSE"), the Chicago Stock Exchange ("CSE"), or through negotiated transactions, through the writing of options on the Shares, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the specific Shares to be sold, the name of the Selling Stockholder, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution." The Common Stock is traded on the NYSE and CSE and traded under the symbol "APA." On September 15, 1995, the closing price of the Company's Common Stock as reported on the NYSE Composite Transaction Reporting System was $28.25 per share.

        Upon any sale of the Common Stock offered hereby, the Selling Stockholder and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the Selling Stockholder). See "Plan of Distribution."


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




  This prospectus may not be used to consummate sales of Common Stock unless accompanied by a prospectus supplement.

              The  Date of this  prospectus is September   , 1995

                            AVAILABLE INFORMATION

         Apache is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's filings may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Common Stock and associated stock purchase rights are listed on the NYSE and the CSE. Although the Shares are not currently admitted for trading on either exchange, application has been made to list the Shares on both the NYSE and the CSE. The Company's 9.25% Notes due June 1, 2002 are listed on the NYSE. The Company's reports, proxy statements and other filings with the Commission are also available for inspection at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and the CSE, 440 S. LaSalle St., Chicago, Illinois 60605.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements and Exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.

                    INFORMATION INCORPORATED BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

         1. Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, filed August 2, 1995.

         2. Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1995, filed August 4, 1995.

         3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 14, 1995.

         4. Current Report on Form 8-K dated March 1, 1995, as amended by Amendment No. 1 on Form 8-K/A, filed March 22, 1995.

         5.    Current Report on Form 8-K/A dated May 17, 1995, filed July 17,
               1995.

         6.    Current Report on Form 8-K dated June 30, 1995, filed July 24,
               1995.

         7. Current Report on Form 8-K dated August 28, 1995, filed September 7, 1995.

         8. Registration Statement on Form 8-A, dated January 21, 1986, for the Company's Rights Agreement dated January 10, 1986.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Company will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents described above (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Requests should be addressed to Apache Corporation, One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Corporate Secretary (telephone (713) 296-6000).

                                 THE COMPANY

         Apache, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops, produces, gathers, processes and markets natural gas and crude oil. In North America, the Company's exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin of Oklahoma, the Permian Basin of West Texas and New Mexico, the Gulf Coast and the Western Sedimentary Basin in Canada. Outside of North America, the Company has exploration and production interests offshore Western Australia and exploration interests in Egypt and Indonesia and offshore China and the Ivory Coast. The Company's Common Stock has been listed on the NYSE since 1969, and on the CSE since 1960.

         The Company holds interest in many of its U.S., Canadian and international properties through operating subsidiaries, such as Apache Canada Ltd., MW Petroleum Corporation, Apache Energy Resources Corporation, Apache Energy Limited, Apache International, Inc. and Apache Overseas, Inc. The Company treats all operations as one segment of business.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares.

                              PLAN OF DISTRIBUTION

        This prospectus relates to the resale of 2,868,318 shares of Common Stock issuable upon conversion of $88 million principal amount of the Company's 6% Convertible Subordinated Debentures due January 15, 2002, which were issued by the Company pursuant to the Fiscal Agency Agreement dated January 4, 1995 with Chemical Bank, as fiscal agent. Any portion of the principal amount of the Debentures which is $1,000 or an integral multiple thereof is convertible into shares of Common Stock initially at the conversion price of $30.68 per share (equivalent to 32.595 shares of Common Stock for each $1,000 principal amount of Debentures), at any time after the effective date of the Registration Statement of which this prospectus is a part, and prior to redemption or maturity of the Debentures. The Shares will be registered under the Securities Act and may be offered for sale from time to time by any individual or entity that may be the holder thereof upon conversion of the Debentures. The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than the fees and expenses of the Selling Stockholder and underwriting discounts and commissions. The Company will not receive any proceeds from the sale of the Shares.

         The Shares may be sold from time to time to purchasers directly by the Selling Stockholder. Alternatively, the Selling Stockholder may from time to time offer the Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholder selling as principal and/or the purchasers of the Shares for whom they may act as agent. The Shares may be sold from time to time in one or more transactions (which may involve crosses and block transactions) on the NYSE, the CSE or any other stock exchanges on which the Shares are admitted for trading, pursuant to and in accordance with the rules of such exchanges, in negotiated transactions or otherwise, at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices.

         If any broker-dealer purchases the Shares as a principal it may effect resales of the Shares from time to time to or through other broker-dealers, and the other broker-dealers may receive compensation in the form of concessions or commissions from the principals and/or the purchasers of the Shares for whom they may act as agents. The Selling Stockholder and any underwriter, dealer or agent that participates in the distribution of the Shares may be deemed to be underwriters under the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offer of the Shares is made, to the extent required, a prospectus supplement will be prepared by the Company, based in part on information provided by the Selling Stockholder, for distribution to prospective purchasers. The prospectus supplement will set forth the number of shares of Common Stock being offered, certain information concerning the Selling Stockholder, and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Stockholder), any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. As of the date of this prospectus, the Debentures convertible into the Shares are registered in the name of the nominee of The Depository Trust Company and, therefore, the Company is currently unable to provide the name of or any other information concerning any potential Selling Stockholder.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 5,000,000 shares of preferred stock, none of which was outstanding as of August 31, 1995, and 215,000,000 shares of Common Stock, of which 69,920,894 shares were outstanding as of August 31, 1995.

         The descriptions set forth below of the Common Stock and preferred stock constitute brief summaries of certain provisions of the Restated Certificate of Incorporation and Bylaws of the Company and are qualified in their entirety by reference to the relevant provisions of such documents, both of which are listed as exhibits to the Registration Statement of which this prospectus is a part and are incorporated herein by reference.

COMMON STOCK

         All outstanding shares of Common Stock are fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Board of Directors of the Company is classified into three groups of approximately equal size, one-third elected each year. Stockholders do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.

         Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.

         The Company's current policy is to reserve one share of Common Stock for each share issued in order to provide for possible exercises of associated stock purchase rights ("Rights") under the Company's existing Rights Agreement.

         The currently outstanding Common Stock and the Rights are listed on the NYSE and the CSE. Although the Shares are not currently admitted for trading on either exchange, application has been made to list the Shares on both the NYSE and the CSE. Norwest Bank Minnesota, National Association, is the transfer agent and registrar for the Common Stock.

         The Company typically mails its annual report to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Common Stock at their addresses shown on the books of the transfer agent and registrar.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 203 of the Delaware General Corporation Law ("DGCL") prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the time such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of the Company.

PREFERRED STOCK

         No preferred stock is outstanding. Shares of preferred stock may be issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions providing for the issue of such stock. The Company has no current plans to issue any preferred stock.

CHANGE OF CONTROL

         The Company's Restated Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Company. Article Twelve of the Restated Certificate of Incorporation generally stipulates that the affirmative vote of 80% of the Company's voting shares is required to adopt any agreement for the merger or consolidation of the Company with or into any other corporation which is the beneficial owner of more than 5% of the Company's voting shares. Article Twelve further provides that such an 80% approval is necessary to authorize any sale or lease of assets between the Company and any beneficial holder of 5% or more of the Company's voting shares. Article Fourteen of the Restated Certificate of Incorporation contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than 5% of the outstanding voting stock of the Company in connection with any plan of merger, consolidation or reorganization, any sale or lease of substantially all of the Company's assets, or any issuance of equity securities of the Company to the 5% stockholder must provide at least as favorable terms to each holder of Common Stock other than the stockholder making the tender offer. Article Fifteen of the Restated Certificate of Incorporation contains an "anti-greenmail" mechanism which prohibits the Company from acquiring any voting stock from the beneficial owner of more than 5% of the outstanding voting stock of the Company, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms, and conditions, acquisitions in compliance with Rule 10b-18 of the Exchange Act, and acquisitions at a price not exceeding the market value per share. Article Sixteen of the Restated Certificate of Incorporation prohibits the stockholders of the Company from acting by written consent in lieu of a meeting.

                                 LEGAL MATTERS

         Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon for the Company by its Vice President and General Counsel, Z. S. Kobiashvili. As of September 11, 1995, Mr. Kobiashvili owns 541 shares of Common Stock through the Company's retirement/401(k) savings plan and holds employee stock options to purchase 18,000 shares of Common Stock, of which options for 2,500 shares are currently exercisable.

                                    EXPERTS

         The audited consolidated financial statements of the Company and the audited statement of Combined Revenues and Direct Operating Expenses for the Oil and Gas Properties of Texaco Exploration and Production Inc. Sold to Apache Corporation, each incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. In its report on the consolidated financial statements of the Company, that firm states that with respect to DEKALB Energy Company ("DEKALB") its opinion is based on the report of other independent public accountants, namely Coopers & Lybrand. The financial statements referred to above have been incorporated by reference or included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The audited consolidated financial statements of DEKALB incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand, Chartered Accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

         The information incorporated by reference herein regarding the total proved reserves of the Company was prepared by the Company and reviewed by Ryder Scott Company Petroleum Engineers ("Ryder Scott"), as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference herein regarding the total estimated proved reserves acquired from Texaco Exploration and Production Inc. was prepared by the Company and reviewed by Ryder Scott as stated in their letter report with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference herein regarding the total proved reserves of DEKALB was prepared by DEKALB and for the four years ended December 31, 1994 was reviewed by Ryder Scott, as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters.

         A portion of the information incorporated by reference herein regarding the total proved reserves of Aquila Energy Resources Corporation ("Aquila") proposed to be acquired by the Company was prepared by Netherland, Sewell & Associates, Inc. ("Netherland, Sewell") as of December 31, 1994, as stated in their letter report with respect thereto. As of the date of this prospectus, Netherland, Sewell has not reviewed any of the reserves of Aquila acquired during 1995, including those set forth on a pro forma basis as of December 31, 1994 in certain information incorporated by reference herein. Certain information contained in the reserve review letter prepared by Netherland, Sewell has been incorporated by reference herein and such information is so incorporated by reference in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

================================================================================

No dealer, salesman or other individual has been authorized to give any information or to make any representations other than those contained in, or incorporated by reference in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.


                               TABLE OF CONTENTS

                                              Page
                                              ----
Available Information . . . . . . . . . .      2
Information Incorporated by
  Reference . . . . . . . . . . . . . . .      2
The Company . . . . . . . . . . . . . . .      3
Use of Proceeds . . . . . . . . . . . . .      3
Plan of Distribution  . . . . . . . . . .      3
Description of Capital Stock  . . . . . .      4
Legal Matters . . . . . . . . . . . . . .      6
Experts . . . . . . . . . . . . . . . . .      6

================================================================================


================================================================================


                                2,868,318 SHARES

                               APACHE CORPORATION

                                  COMMON STOCK

                               ($1.25 Par Value)



                             ====================

                                   PROSPECTUS

                             ====================




                              September    , 1995




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Registration fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $30,345
         NYSE additional listing fee  . . . . . . . . . . . . . . . . . . . . . . . .        10,039
         Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .         8,000
         Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . .         5,000
         Printing expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,000
         Transfer agent and registrar fees  . . . . . . . . . . . . . . . . . . . . .         1,000
         Miscellaneous fees and expenses  . . . . . . . . . . . . . . . . . . . . . .         5,616
                                                                                           --------
         *Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 70,000
                                                                                           ========

         * Estimated expenses. None of such expenses are to be borne by the Selling Stockholders.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         Article VII of the Company's Bylaws provides, in substance, that directors, officers, employees and agents of the Company shall be indemnified to the extent permitted by Section 145 of the DGCL. Additionally, Article Seventeen of the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions by the director not in good faith; (iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law; (iv) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); and (v) for transactions from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

             (a)           Exhibits

                     4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit
                           3.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4300).

                     4.2 Bylaws of Apache Corporation as of July 31, 1995 (incorporated by reference to Exhibit 4.2 of Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995).

                     4.3 Form of common stock certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Apache's Registration Statement on Form S-3, Registration No. 33-5097, filed with the Commission on May 16, 1986).

                     4.4 Rights Agreement dated as of January 10, 1986 between the Company and First Trust Company, Inc., rights agent, relating to the declaration of Rights to the Company's common stockholders of record on January 24, 1986 (incorporated by reference to
                           Exhibit 4.9 of Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300).

                     4.5 Fiscal Agency Agreement dated as of January 4, 1995, between Apache Corporation and Chemical Bank, as fiscal agent, relating to Apache's 6% Convertible Subordinated Debentures due 2002 (incorporated by reference to Exhibit 99.2 to Amendment No. 1 on Form 8-K/A to Apache's Current Report on Form 8-K dated December 6, 1994, Commission File No. 1-4300).

             (1)     5.1   Opinion of legal counsel regarding legality of
                           securities being registered.

             (1)    23.1   Consent of Arthur Andersen LLP.

             (1)    23.2   Consent of Coopers & Lybrand, Chartered Accountants.

             (1)    23.3   Consent of Ryder Scott Company Petroleum Engineers.

             (1)    23.4   Consent of Netherland, Sewell & Associates, Inc.

                    23.5   Consent of legal counsel (included in Exhibit 5.1).

                    24.1 Power of Attorney (included in Part II of the Registration Statement).

----------------------
(1)Filed herewith.

ITEM 17.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                          APACHE CORPORATION



Date:    September  19, 1995           By: /s/  RAYMOND PLANK
                                       ----------------------------------------
                                           Raymond Plank,
                                           Chairman and Chief Executive Officer



                              POWER OF ATTORNEY

         The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Z.S. Kobiashvili and Clyde E. McKenzie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable Apache Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. (Apache Corporation does not have a Principal Financial Officer).

SIGNATURE                                          TITLE                                          DATE
---------                                          -----                                          ----

 /s/ RAYMOND PLANK                    Chairman and Chief Executive Officer
--------------------------             (Principal Executive Officer)
Raymond Plank                                                                               September  19, 1995


/s/ MARK A. JACKSON                   Vice President, Finance
--------------------------
Mark A. Jackson                                                                              September 19, 1995



/s/ R. KENT SAMUEL                    Controller and Chief
--------------------------            Accounting Officer
R. Kent Samuel                        (Principal Accounting Officer)                        September 19 , 1995





SIGNATURE                                          TITLE                                          DATE
---------                                          -----                                          ----
/s/ FREDERICK M. BOHEN                             Director
----------------------------
Frederick M. Bohen                                                                           September 19, 1995



/s/ VIRGIL B. DAY                                  Director
----------------------------
Virgil B. Day                                                                                September 19, 1995



/s/ G. STEVEN FARRIS                               Director
----------------------------
G. Steven Farris                                                                             September 19, 1995



/s/ RANDOLPH M. FERLIC                             Director
----------------------------
Randolph M. Ferlic                                                                           September 19, 1995



/s/ EUGENE C. FIEDOREK                             Director
----------------------------
Eugene C. Fiedorek                                                                           September 19, 1995




/s/ W. BROOKS FIELDS                               Director
----------------------------
W. Brooks Fields                                                                             September 19, 1995



/s/ ROBERT V. GISSELBECK                           Director
----------------------------
Robert V. Gisselbeck                                                                         September 19, 1995



/s/ STANLEY K. HATHAWAY                            Director
----------------------------
Stanley K. Hathaway                                                                          September 19, 1995



/s/ JOHN A. KOCUR                                  Director
----------------------------
John A. Kocur                                                                                September 19, 1995


/s/ JOSEPH A. RICE                                 Director
----------------------------
Joseph A. Rice                                                                               September 19, 1995



                               INDEX TO EXHIBITS

      Exhibit                                       Description Of Exhibit
        4.1          Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit
                     3.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission
                     File No. 1-4300).

        4.2          Bylaws of Apache Corporation as of July 31, 1995 (incorporated by reference to Exhibit 4.2 of
                     Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995).

        4.3          Form of common stock certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to
                     Apache's Registration Statement on Form S-3, Registration No. 33-5097, filed with the Commission on
                     May 16, 1986).

        4.4          Rights Agreement dated as of January 10, 1986 between the Company and First Trust Company, Inc., rights agent, relating to the declaration of Rights to the Company's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 of Apache's Annual Report on Form 10-
                     K for the fiscal year ended December 31, 1985, Commission File No. 1-4300).

        4.5          Fiscal Agency Agreement dated as of January 4, 1995, between Apache Corporation and Chemical Bank, as fiscal agent, relating to Apache's 6% Convertible Subordinated Debentures due 2002 (incorporated by reference to Exhibit 99.2 to Amendment No. 1 on Form 8-K/A to Apache's Current Report on Form 8-
                     K dated December 6, 1994, Commission File No. 1-4300).

     (1)5.1          Opinion of legal counsel regarding legality of securities being registered.

    (1)23.1          Consent of Arthur Andersen LLP.

    (1)23.2          Consent of Coopers & Lybrand, Chartered Accountants.

    (1)23.3          Consent of Ryder Scott Company Petroleum Engineers.

    (1)23.4          Consent of Netherland, Sewell & Associates, Inc.

       23.5          Consent of legal counsel (included in Exhibit 5.1).

       24.1          Power of Attorney (included in Part II of the Registration Statement).

----------------------
(1)Filed herewith.





                                       12